Exhibit 4.1

Amendment 1 to Registration Rights Agreement

This amendment (the “Amendment”) to that certain Registration Rights Agreement by and between Vertical Branding, Inc. (the “Company”) and the parties whose signatures appear on the signature page of this Amendment under the caption “Purchasers” (the “Purchasers”) dated as of November 13, 2007 (the “Registration Rights Agreement”) is entered into by and between the Company and Purchasers this __ day of February, 2008 (the “Effective Date”).  Capitalized terms used herein that are not otherwise defined shall meaning assigned to them in the Registration Rights Agreement.  In consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Filing Date.  The definition of “Filing Date” in Section 1. of the Registration Rights Agreement shall be, and hereby is, amended and restated as follows:

“ ‘Filing Date’ means, subject to Section 2(b) hereof, April 15, 2008.”

2.

Failure to File Registration Statement and Other Events.  The third sentence of Section 7(e) of the Registration Rights Agreement shall be, and hereby is, amended and restated as follows:

“Accordingly, if (A) the Registration Statement is not filed on or prior to the Filing Date, or (B) the Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date, or (C) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within three (3) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, or (D) the Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period, without being succeeded immediately by a subsequent Registration Statement filed with and declared effective by the Commission (any such failure or breach being referred to as an “Event,” and for purposes of clauses (A) and (B) the date on which such Event occurs, or for purposes of clause (C) the date on which such three (3) Business Day period is exceeded, or for purposes of clause (D) after more than fifteen (15) Business Days, being referred to as “Event Date”), the Company shall pay an amount as liquidated damages to each Holder, payable in cash or unregistered warrants to purchase shares of Common Stock at the sole option of the Company, equal to one percent (1%) of the amount of the Holder’s initial investment in the Common Shares for each thirty (30) day period or portion thereof thereafter from the Event Date until the applicable Event is cured; provided, however, (i) that the Company shall pay to each Holder as liquidated damages an additional one percent (1%) of the amount of the Holder’s initial investment in the Common Shares in the event the Registration Statement is not filed on or prior to the Filing Date for each thirty (30) day period or portion thereof thereafter until the initial Registration Statement is filed, (ii) that in no event shall the amount of liquidated damages payable at any time and from time to time to any Holder pursuant to this Section 7(e) exceed an aggregate of eighteen percent (18%) of the amount of the Holder’s initial investment in the Common Shares, and (iii) that in the event the Commission does not permit all of the Registrable Securities to be included in the Registration Statement solely because of its application of Rule 415, no liquidated damages shall be payable with respect to the Registrable Securities that are not included in such Registration Statement solely as a result of Rule 415.”

3.

Effect of Amendment.  Except as specifically modified by this Amendment, the Registration Rights Agreement shall remain unchanged and in full force and effect.

4.

Fees and Expenses.  The Company shall pay all fees and expenses incurred by RENN Capital Group, Inc. in connection with the preparation, negotiation, execution and delivery of this Amendment.

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Amendment 1 to Registration Rights Agreement to be duly executed by their respective authorized officers as of the date first written above.

COMPANY:

VERTICAL BRANDING INC.

By:	/s/
Name:
Title:

PURCHASERS:

Renaissance Capital Growth & Income Fund III, Inc.

By:	/s/ Russell Cleveland
Name:	Russell Cleveland
Title:	President

Renaissance US Growth Investment Trust PLC
By:	RENN Capital Group, Inc.
Its:	Investment Manager

By:	/s/ Russell Cleveland
Russell Cleveland
President

US Special Opportunities Trust PLC
By:	RENN Capital Group, Inc.
Its:	Investment Manager

By:	/s/ Russell Cleveland
Russell Cleveland
President

Premier RENN US Emerging Growth Fund Limited
By:	RENN Capital Group, Inc.
Its:	Investment Adviser

By:	/s/ Russell Cleveland
Russell Cleveland
President

Signature Page to Amendment 1 to Registration Rights Agreement